EXHIBIT 4.1

CUSIP NO.

REGISTERED NO. FIXR	PRINCIPAL AMOUNT:

M.A. HANNA COMPANY
MEDIUM-TERM NOTE
Due Nine Months or More from Date of Issue
(Fixed Rate)
          [INSERT IF THE SECURITY IS TO BE A GLOBAL SECURITY
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:	INTEREST RATE:	STATED MATURITY:

SPECIFIED CURRENCY:	OPTION TO ELECT PAYMENT IN U.S. DOLLARS (only applicable If Specified Currency is Currency is other than U.S. Dollars):	AUTHORIZED DENOMINATIONS (if Specified Currency is U.S. dollars):

	___ Yes ___ No	$1,000 and any integral multiple $1,000 in excess thereof

INDEXED CURRENCY:

(if Specified Currency is other Than U.S. dollars):

CURRENCY DETERMINATION		THIS SECURITY IS A:
AGENT:

___ Global Security

___ Certificated Security (only) Applicable if Specified Currency Is other than U.S. dollars)

INTEREST PAYMENT DATES:

OPTIONAL REDEMPTION: ___ Yes ___ No	INITIAL REDEMPTION DATE:	REDEMPTION PRICE(S): Initially ___% of Principal Amount and declining by ___% of the Principal Amount on each Anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.

OPTION TO ELECT	OPTIONAL REPAYMENT DATE(S):	OPTIONAL REPAYMENT
PRICES:
REPAYMENT

___ Yes ___ No

REPAYMENT PROVISIONS:

     If this Security was issued with “original issue discount” for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT SECURITY:	TOTAL AMOUNT OF OID:	ISSUE PRICE (expressed as a percentage of aggregate principal Amount):

___ Yes ___ No

YIELD TO MATURITY:	INITIAL ACCRUAL PERIOD	METHOD USED TO DETERMINE YIELD FOR INITIAL ACCRUAL PERIOD:

___ Approximate ___ Exact

          M.A. HANNA COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                                          or registered assigns, the principal sum of                                                                                  on the Stated Maturity shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the next succeeding Interest Payment Date . Interest will be paid on the interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture (as defined herein), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day, as defined), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at the Stated Maturity or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security (“Amortizing Notes”), will be made in accordance with the terms of the applicable Pricing Supplement. Such payments will be payable to the Person in whose name such Amortizing Note is registered at the close of business on the Regular Record Date for such interest which shall be the fifteenth day (whether or not a Business Day) next preceding the respective Interest Payment Date. If this Note was originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest on this Note will be made on the next succeeding Interest Payment Date to the Registered Holder of this Note on the related Regular Record Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.
          Payments in U.S. dollars of interest (other than interest payable at Stated Maturity) and, if this Note is an Amortizing Note, principal on this Note (other than interest and principal payable at the Stated Maturity or upon earlier redemption or repayment) will be made by mailing a check to the Registered Holder at the address of the Registered Holder appearing in the security register on the applicable record date. A Registered Holder of $10,000,000 (or the equivalent thereof in a Specified currency other than U.S. Dollars) or more in aggregate principal amount of Notes of like tenor and terms may request payment by wire transfer in immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee, not later than 15 calendar days prior to the applicable Interest Payment Date. Principal and interest payable in U.S. dollars at the Stated Maturity or upon redemption of repayment in respect of this Note will be paid in immediately available funds upon surrender of this Note at the corporate trust office or an agency of the Trustee in The City of New York, Detroit or Chicago. Payments in a Specified currency other than U.S. Dollars of interest and principal on this Note will be made by wire transfer to an account with a bank located in the country issuing the Specified currency (or with respect to Notes denominated in European Currency

Units, or “ECUs,” Brussels), as shall have been designated by filing the appropriate information with the Trustee at its corporate Trust Office at least 15 days prior to the Interest Payment Date or Stated Maturity, as the case may be, by the Registered Holder, provided that, in the case of payment of principal of (and premium, if any) and any interest due at the Stated Maturity, the Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures .
          Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

M.A. HANNA COMPANY

By:
Title:

(Corporate Seal)

Attest:

By:

Trustee’s Certificate of Authentication

This is one of the Debt Securities of the Series designated therein referred to in the within-mentioned Indenture.

NBD BANK, As Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITIES]
M.A. HANNA COMPANY
MEDIUM-TERM NOTE
(Fixed Rate)
          Section I. General. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the “Securities”), of the series hereinafter specified, all issued or to be issued pursuant to an indenture, dated as of November 9, 1996, between the Company and NBD Bank, as Trustee (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Registered Holders of the Notes. As provided in the Indenture, the securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series designated as “Medium-Term Notes” of the Company, limited in aggregate principal amount to U.S. $300,000,000, or its equivalent at the time of issue in foreign currencies or currency units. References herein to “Notes” shall mean the Notes of said Series.
          Section 2. Payments. (a) Interest on this Note will be payable semi-annually in arrears each June 1 and December 1 or as otherwise set forth herein (the “Interest Payment Dates”) and at the Stated Maturity or upon earlier redemption or repayment.
          Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that at the Stated Maturity the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Stated Maturity.
          As used herein, “Business Day”, means any Monday, Tuesday, Wednesday, Thursday or Friday, that is (i) not a legal holiday or a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in (a) The City of New York or (b) if the Specified Currency is other than U. S. Dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if this Note is a LIBOR Note, a London Banking Day, and, with respect to Notes as to which LIBOR is an applicable Base Rate, is also a London Banking Day. As used herein, “London Banking Day” means any day on which dealings in deposits in the U.S. Dollars are transacted in the London interbank market.
          (b) If the Specified Currency is other than U.S. Dollars, unless the Registered Holder has elected otherwise, payment in respect of this Note shall be made in U.S. Dollars as determined by the Exchange Rate Agent appointed by the Company based on the highest firm bid quotation for U.S. Dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The city of New York selected by the Exchange Rate Agent (one of which may be an Agent and another of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified Currency payable on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency and scheduled to receive U.S. Dollar payments on such date. All currency exchange costs will be borne by the Registered Holders of such Notes by deductions from such payments. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company’s control, in which case the Company will be entitled to make payments in respect hereof in U.S. Dollars as provided below.
          (c) Unless otherwise specified on the face hereof, a Registered Holder of Notes denominated in an Specified Currency other than U.S. Dollars may elect to receive payment of the principal of (premium, if any) and interest on the Notes in the Specified Currency by delivery of a written notice to the Trustee at least 15 calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to such Trustee received at least 15 calendar days prior to the applicable payment date. Interest on Notes denominated in a foreign currency paid in the Specified Currency will be paid by a check drawn on an account maintained at a bank outside the United States, unless other arrangements have been made.
          (d) Except as set forth below, if payment in respect of a Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.
          If payment in respect of a Note is required to be made in ECU and ECU are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in U.S. dollars until ECU are again so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.
          The equivalent of ECU in U.S. dollars as of any date (the “Day of Valuation”) shall be determined by the Trustee for such Note on the following basis. The component currencies of ECU for this purpose (the “Components”) shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the components shall be determined by such Trustee or such Exchange Rate Agent, as the case may be, on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Pricing Supplement.
          If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.
          All determinations referred to above made by the Trustee for the Notes or the Exchange Rate Agent, as the case may be, shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

     (e) All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point.
     (f) Unless otherwise specified in the applicable pricing supplement, the Trustee shall be the Calculation Agent. At the request of the Registered Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to this Note.
     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest 1/100,000 of 1%, with five one-millionths of a percentage point being rounded upward, and all currency amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).
     (g) Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent (the “Paying Agent”) capable of performing the duties described herein to be performed by the Paying Agent. The company has initially appointed the Trustee as the Paying Agent. The Company will notify the Registered Holders of such Notes, in accordance with the Indenture, of any change in the Paying Agent or its address.
          Section 3. Redemption. If so specified on the face hereof, the company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof and the price at which such Note may be redeemed. The Company may exercise such option by notifying the Trustee at least 45 days prior to the Initial Redemption Date and causing the Trustee to mail a notice of such redemption to each Registered Holder by first class mail, postage prepaid, at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Registered Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the trustee shall deem fair and appropriate.
          Section 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to the Stated Maturity at the option of the Registered Holder on the optional Repayment Dates shown on the face hereof at a price equal to 100% of the principal amount hereof or, if this Note is a Discounted Security (as specified on the face hereof), at the applicable Optional Repayment Price shown on the face hereof, together with accrued interest to the date of repayment.

          Section 5. Sinking Fund. The Notes will not be subject to any sinking Fund.
          Section 6. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment, as the case may be. The “Amortized Face Amount” of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted united states bond yield computation principles) by such date of redemption or repayment but in no event shall the Amortized Face Amount of this Note exceed its principal amount.
          Section 7. Events of Default. In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, either the Trustee or Registered Holders of at least 25% in aggregate principal amount of the Notes outstanding may declare the principal amount of (or, if Original Issue Discount Note, such portion of the principal amount as may be specified by such series) and interest on the Notes due and payable immediately, and upon such declaration the same shall become and shall be immediately due and payable.
          Section 8. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Registered Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Registered Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Registered Holders of not less than a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Registered Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Registered Holder of this Note shall be conclusive and binding upon such Registered Holder and upon all future Registered Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Registered Holder of this Note, which is absolute and unconditional, to receive payment of the principal of (and

Premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
          Section 9. Authorized Denominations. Notes are issuable in registered form without coupons in the minimum denomination of $1,000, or the equivalent thereof in the specified Currency, and in any larger amount that is an integral multiple of $1,000.
          Section 10. Registration of Transfer. Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, one or more new Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee in exchange therefor subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.
     If this Note is a Global Security (as specified on the face hereof), this Note is exchangeable only if (i) the Depositary notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended , and a successor Depositary is not appointed by the Company within 90 days or (ii) the Company in its sole discretion determines that this Note shall be exchangeable for certificated Notes in registered form and delivers to the Trustee a written order as described in the Indenture that this Note shall be so exchangeable, provided that this permanent Global Security shall be surrendered by the Depositary, or such other depositary as shall have been specified as provided in the Indenture, to the Trustee, as the agent for such purpose, to be exchanged, in whole or in part, for definitive Notes without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of this permanent Global security, an equal aggregate principal amount of definitive Notes, executed by the Company, of the same series of authorized denominations and of like tenor as the portion of this Global Security to be exchanged, which shall be in the form of registered Notes as provided in the Company’s written order as described in the Indenture.
     Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Security other than pursuant to clauses (i) or (ii) above, shall be authenticated and delivered in the form of, and shall be, a Global security. Except as provided above, owners of beneficial interests in this permanent Global Security will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Registered Holders thereof for any purpose under the Indenture.
          Section 11. Owners. Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the

Registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.
          Section 12. Defeasance; Proceedings. The Indenture contains provisions, which apply to this Note, for defeasance of (i) the entire indebtedness of this Note and (ii) certain restrictive covenants, subject in either case to compliance by the Company with conditions set forth in the Indenture.
     As provided in and subject to the provisions of the Indenture, the Registered Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Registered Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series and of the continuance thereof, the Registered Holders of not less than 25% in aggregate principal amount of the Notes of this series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Registered Holders of a majority in principal amount of Notes of this series at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Registered Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereof on or after the respective due dates expressed herein.
          Section 13. Definitions. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them therein.
          Section 14. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of New York.

OPTION TO ELECT REPAYMENT
          The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof designated at the Optional Repayment Price indicated on the face hereof.

Dated:

Signature Sign exactly as name appears On the front of this Security [SIGNATURE GUARANTEE — Requested only if Securities are to be issued and delivered to other than the registered holder].

Principal amount to be repaid, if amount to be repaid is less principal amount of this Security (principal amount remaining must be an authorized denomination)	Fill in for registration of Securities if to be issued otherwise than to the then registered holder:

$	Name:
Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

Abbreviations
              The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations;
TEN COM -as tenants in common
TEN ENT -as tenants by the entireties
JT TEN -as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT —                      Custodian
(Cust)                        (Minor)
Under Uniform Gifts to Minors Act

(state)
Additional abbreviations may also be used though not in the above list.
              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

The within Note and all rights thereunder, hereby Irrevocably constituting and appointing                                          attorney to transfer said Note on the books of the Company, With full power of substitution in the premises.

Dated:
Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE GUARANTEE
Signature Guaranteed by:

By:

The signature must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.